UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2014

NORTHERN MINERALS & EXPLORATION LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-146934	980557171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Avenue M, Cisco, TX	76437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (254) 442-2627

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Howard Siegel, Resignation of Ramzan Savji

Effective as of April 23, 2014 Howard Siegel was appointed as a director of our board of Directors.

Effective April 24, 2014 we received the resignation of Ramzan Savji as a director and officer of our Company and entered into a Settlement Agreement with Mr. Savji dated April 24, 2014.  Mr. Savji had served as a director and as president, chief executive officer, chief financial officer, treasurer and secretary of our company since August 14, 2012.  He was previously succeeded as secretary by Roger Autrey on September 19, 2013.  Mr. Savji’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.  Concurrently with Mr. Savji’s resignation Howard Siegel consented to act and was appointed as President, Chief Executive Officer, Chief Financial Officer, and Treasurer our company.

Pursuant to the Settlement Agreement, we have agreed to pay to Mr. Savji a lump sum of $20,000 by May 5, 2014 in full consideration of outstanding compensation payable to him pursuant to his consulting agreement with the company dated August 14, 2012.  Late payment will be subject to a $2,500 monthly penalty until the $20,000 is paid in full.  Mr. Savji has also agreed to assist the company for a four month period to settle certain outstanding historical debt obligations.

Howard Siegel –President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director.

Howard Siegel is an attorney licensed to practice law in the State of Texas and has been a practicing attorney for over 40 years.  He holds a law degree from St. Mary’s University Law School.  Mr. Siegel’s law practice includes tax, real estate, and corporate law matters.  He previously worked for the Internal Revenue Service, Tenneco, Inc., The Superior Oil Company and Bracewell & Patterson.  He has served as a Director in public and private corporations, including Hondo Minerals, Inc., Australian Canadian Oil Royalties, Ltd., and Syndication, Inc.  Mr. Siegel is 69 years of age and resides in Houston, Texas.

Our company believes that Mr. Siegel’s professional background, management and corporate governance experience give him the qualifications and skills necessary to serve as principal officer and as a director of our company.

There has been no transaction since the beginning of our Company’s last two completed fiscal years, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets, and in which any related person had or will have a direct or indirect material interest.

Item 5.01	Changes in Control of Registrant

Also on April 24, 2014 entered into a Stock Purchase Agreement with Ramzan Savji and Ivan Webb pursuant to which Mr. Savji sold to Mr. Webb 2,900,000 shares of our common stock in consideration of $29,000.  The securities sold represent approximately 57.48% of our issued and outstanding capital stock as at the date of this report.  The funds paid to Mr. Savji in consideration of the shares were Mr. Webb’s personal funds. Mr. Webb is a U.S. resident and citizen.  Notwithstanding the appointment of Howard Siegel to our board of directors, there are no arrangements or understandings among Mr. Savji and Mr. Webb or their associates with respect to election of directors or other matters.

Item 9.01	Financial Statements and Exhibits

10.1	Stock Purchase Agreement dated April 24, 2014 with Ramzan Savji and Ivan Webb

10.2	Settlement Agreement dated April 24, 2014 with Ramzan Savji

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN MINERALS & EXPLORATION LTD.

/s/ Howard Siegel
Howard Siegel
Director, President, Principal Executive Officer and Principal Financial Officer

Date: April 25, 2014

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